THIRD AMENDMENT TO LOAN DOCUMENTS

         THIS THIRD AMENDMENT TO LOAN AGREEMENT; SECURITY AGREEMENT; and PLEDGE AGREEMENT (this "Amendment") is made as of June 30, 1999 among PNC Bank National Association ("Lender") having offices at One Garret Mountain Plaza, West Paterson, New Jersey 07424, Inmark Enterprises, Inc., a Delaware corporation ("Enterprises"), U.S. Concepts, Inc., a Delaware corporation, ("USC"), Inmark Services, Inc. a Delaware corporation ("Services"), and Optimum Group, Inc., an Ohio corporation (formerly, OG Acquisition Corp.) ("New OGI" and together with Services and USC, the "Borrower"). Enterprises, USC, Services, and New OGI are collectively referred to herein as the "Inmark Group".

                             PRELIMINARY STATEMENT:

         A. Lender, Enterprises, Services and New OGI entered into a Loan Agreement dated as of March 31, 1998 ((i) as amended by a First Amendment to Loan Documents dated as of December 29, 1998, to which USC became a party, (ii) as amended by a Second Amendment to Loan Documents dated as of January 14, 1999, and (iii) as amended hereby and as further amended, supplemented or otherwise modified from time to time, the "Agreement"), pursuant to which, among other things, Lender agreed to make (i) Revolving Loans to Borrower in the aggregate principal amount at any one time outstanding not to exceed $7,000,000 and (ii) a term loan to Borrower in the principal amount of $5,000,000, all upon the terms and subject to the conditions set forth therein.

         B. The Inmark Group has requested that Lender waive the non-compliance by Borrower of certain of its covenants under Sections 4.5(c), 6.1, 6.2 and 6.4 of the Agreement (such waivers as expressly described and limited herein shall be referred to collectively as "Waivers").

         C. Lender has agreed to the Waivers upon the condition, among others, that each member of the Inmark Group agrees to the amendments set forth herein and executes and delivers this Amendment.


                                   AGREEMENT:

1. Definitions. Capitalized terms used in this Amendment shall have the same meanings given them in the Agreement, unless otherwise defined herein.

2. Section 1.1(a). Section 1.1(a) of the Agreement is hereby amended to delete "$7,000,000" in the sixth line and substitute "$5,000,000" therefor.

3. Section 3.8. The Lender hereby acknowledges that the events described in the letter dated June 30, 1999 from counsel to the Inmark Group to counsel to the Lender and attached hereto as Exhibit A relative to Agreement of Sublease dated November 8, 1995 between Ketchum Communications, Inc., and USC, as assignee of U.S Concepts, Inc., a New York corporation (the "Sublease") solely for the purposes of Section 3.8 of the Agreement do not constitute a default under the Sublease which individually or in the aggregate has a Material Adverse Effect on USC.


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4.  Section   4.5(c).   The  Lender   hereby   grants  a  waiver  of  Borrower's
non-compliance with Section 4.5(c) of the Agreement, solely in respect of Borrower's failure to deliver the required monthly financial statements and Accounts aging report and account payable aging reports in respect of the months ended April 30,1999 (the "April 1999 Report") and May 31,1999 (the "May 1999 Report"), and of the Event of Default that would otherwise result from a violation of that Section, solely by reason of such non-compliance. The Inmark Group agrees that failure to submit the April 1999 Report and May 1999 Report to Lender on or before July 15,1999 and July 31, 1999 respectively shall constitute a breach of the Agreement, retroactive to the date of Borrower's initial non-compliance with Section 4.5(c).

5. Section 6.1.

         a. Waiver. The Lender hereby grants a waiver of Borrower's non-compliance with Section 6.1 of the Agreement, solely in respect of the quarter ended March 31, 1999, and of the Event of Default that would otherwise result from a violation of that Section, solely by reason of such non-compliance.

         b. Amendment. Section 6.1 of the Loan Agreement is hereby amended to replace the Minimum EBITDA amounts corresponding to the following dates with the respective adjusted amounts set forth below:

         Quarter Ended                               Minimum EBITDA

         June 30, 1999                               $2,050,000
         September 30, 1999                          $3,210,000
         December 31, 1999                           $3,450,000

6. Section 6.2.

         a. Waiver. The Lender hereby grants a waiver of Borrower's non-compliance with Section 6.2 of the Agreement, solely in respect of the quarter ended March 31, 1999, and of the Event of Default that would otherwise result from a violation of that Section, solely by reason of such non-compliance.

         b. Amendment. Section 6.2 of the Loan Agreement is hereby amended to replace the Maximum Senior Debt Leverage Ratio corresponding to the following dates with the respective adjusted ratios set forth below:

         Quarter Ended                        Maximum Senior Debt
                                                Leverage Ratio

         June 30, 1999                               4.15:1
         September 30, 1999                          2.75:1
         December 31, 1999                           2.50:1

7. Section 6.4 The Lender hereby grants a waiver of Borrower's non-compliance with Section 6.4 of the Agreement, solely in respect of the quarter ended March 31, 1999, and of the Event of Default that would otherwise result from a violation of that Section, solely by reason of such non-compliance.



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8.  Applicable  Margin.  The  "Applicable  Margin," as defined in Section 1.1 of
Exhibit  A,  is  hereby  amended  to  replace  the  rates   applicable  for  the
corresponding Total Leverage Ratio with the following adjusted rates set forth below:

                                    Applicable Margin for     Applicable Margin
 Senior Debt Leverage Ratio         Eurodollar Rate Loans    for Base Rate Loans

 less than 1.5:1                             1.50%                      0.00%
 less than 2.0:1 but greater                 2.00%                      0.50%
 than or equal to 1.5:1
 less than 3.0:1 but greater                 2.50%                      1.00%
 than or equal to 2.0:1
 greater than or equal to 3.0:1              3.00%                      1.50%

9. Interest Period. The portion of the second sentence of the definition of "Interest Period," in Section 1.1 of Exhibit A, up to the colon, is hereby amended and restated as follows:

         "The duration of each such Interest Period shall be three months, provided that:"

         The portion of such second sentence following the colon shall remain unchanged.

10. Other Covenants. Each member of the Inmark Group, jointly and severally, covenants and agrees that it shall furnish to the Lender in form and substance satisfactory to Lender:

         a. As soon as available, but in no event later than 45 calendar days after the end of the quarters ending June 30, 1999, September 30, 1999 and December 31, 1999, at the Inmark Group's sole cost and expense, a report in form and substance reasonably acceptable to Lender that includes (i) a cover letter from KPMG LLP pertaining to its review of the financial statements of the Inmark Group and (ii) a special report from KPMG LLP pertaining to its testing of not less than 75 percent of the revenue recognized in the applicable quarter by Services -- it being agreed that such report shall include KPMG LLP's review and analysis of, among other things, Services' following of its corporate policies for revenue recognition, Services' matching of expenses and accruals in accordance with GAAP and such other matters customarily found in reports of this type from accounting firms; and

         b. No later than July 31, 1999, a written plan, prepared and approved by the management of the Inmark Group, that sets forth in reasonable detail (together with estimated time frames) to address (and cure) the issues raised in the management letter, dated June 10, 1999, from KPMG LLP to the Inmark Group.

11. Additional Fees. The Inmark Group acknowledges and agree that if the Maximum Senior Debt Leverage Ratio is not reduced below 2.0:1 in respect of the quarter ended December 31, 1999, Borrower shall pay to Lender an additional fee of $25,000, as soon as practicable, but in no case later than January 15, 2000.

12. Collection of Receivables. If requested by Lender, Borrower shall establish and maintain at an office of Lender a lockbox (the "Lockbox"), pursuant to Lender's form of Lockbox Agreement (the "Lockbox Agreement"), for the collection of payments in respect of Accounts. When such Lockbox is


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established,  Borrower will direct each Account  debtor to remit all payments in respect of Accounts directly into the Lockbox. If, notwithstanding such instructions, the borrower receives the proceeds of any Accounts, it shall receive them as the Lender's trustee, shall not commingle them with Borrower's other funds and shall immediately deliver such payments to the Lender in their original form, duly endorsed in blank or shall deposit them into a payment account, as the Lender may direct. Each deposit of any such proceeds of Accounts shall be accompanied by information describing the source of the funds. Lender may, at any time, notify Account debtors that the Accounts have been assigned to the Lender and may collect them directly and charge Borrower for the costs and expenses of collection. Borrower, at Lender's request, shall execute and deliver to the Lender the Lockbox Agreement, any documents contemplated by the Lockbox Agreement and such other documents as Lender shall require in connection with the foregoing. For the avoidance of doubt, the Lockbox Agreement, if executed, shall be considered a "Loan Document."

13.      Certain Representations and Warranties.

         a. In order to induce the Lender to enter into this Amendment, each member of the Inmark Group hereby represents and warrants to the Lender that after giving effect to the Waivers and the amendments contemplated by this Amendment that:

         (1) no Event of Default, or any event which, with the giving of notice, the lapse of time, or both, or the occurrence of any other condition, would constitute an Event of Default, has occurred and is continuing;

         (2) the Agreement, the Security Agreement, the Pledge Agreement and each of the other Loan Documents (as amended by this Amendment), after giving effect to this Amendment, continue to be in full force and effect and to constitute the legal, valid and binding obligations of each member of the Inmark Group that is a party thereto, enforceable against each member of the Inmark Group in accordance with their respective terms;

         (3) the representations and warranties made by each member of the Inmark Group in or pursuant to the Agreement, the Security Agreement, the Pledge Agreement or any other Loan Document (in each case as amended by this Amendment), or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, are each true and correct in on and as of the date hereof, as though made on and as of such date;

         (4) the "draft" quarterly financial statements for the Inmark Group for the quarter ended March 31, 1999 and delivered to Lender were prepared in accordance with GAAP and fairly present the financial condition and operating results of the Inmark Group as of that date;

         (5) the "draft" financial statements for year ended March 31, 1999 for the Inmark Group delivered to Lender were prepared in accordance with GAAP and fairly present the financial condition and operating results of the Inmark Group as of that date; and the KPMG LLP audited financial statements for the Inmark Group for the same period will not reflect any modification from such draft (other than non-material modifications).

14. Conditions to Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction of the following conditions:


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                  a.  Mandatory  Prepayment.  Borrower  shall have  prepaid  the outstanding principal amount of the Term Loan in an amount equal to $1,340,000.

                  b. Note.  In  exchange  for the Second  Amended  and  Restated
Revolving Note, Lender shall have received a Third Amended and Restated Revolving Note, payable to the order of Lender, conforming to the requirements hereof and executed by (a) duly authorized officer(s) of Borrower.

                  c. Fees and Expenses. The Inmark Group shall have paid all expenses of Lender, including, without limitation, (i) an amendment fee in the amount of $25,000 and (ii) reasonable fees and expenses of counsel, in connection with the preparation, execution and delivery of this Amendment and all other documents and instruments to be executed and delivered pursuant hereto or in connection herewith, and the transactions contemplated hereby.

                  d.  Recordings  and  Filings;  Other  Actions.  Any  documents
(including, without limitation, financing statements and an assignment of registered intellectual property) required to be filed, registered or recorded (and that have not already been so filed, registered or recorded) in order to create, in favor of Lender a perfected Lien against the Collateral thereunder with respect to which a Lien may be perfected by a filing under the Uniform Commercial Code or any other applicable law shall have been delivered to Lender duly executed by the appropriate member of the Inmark Group and shall be in proper form to be filed, registered or recorded in each office in each jurisdiction required in order to create in favor of Lender a perfected Lien on the respective Collateral described therein having the priority purported to be granted thereby. Lender shall have also received evidence that all necessary
filing  fees  and  all  taxes  or  other  expenses   related  to  such  filings,
registrations or recordings will be paid in full. Lender shall have received evidence that all other actions necessary or, in the opinion of Lender, desirable to perfect the Liens created by the Loan Documents have been taken.

                  e. No Legal Restraints. There shall be no (i) litigation, investigation or other proceeding of or before any Governmental Authority pending or, to the best of knowledge of each member of the Inmark Group, threatened against any member of the Inmark Group or any of its properties or revenues that could have a Material Adverse Effect or (ii) injunction, writ, restraining order or any order of any nature issued by any Governmental Authority directing that the transactions provided for in this Amendment not be consummated as therein provided.

                  f. Additional Matters. Lender shall have received such other certificates, opinions, documents and instruments relating to the transactions contemplated by this Amendment as it may have reasonably requested, and all corporate and other proceedings and all other documents (including, all documents referred to herein and not appearing as exhibits hereto) and legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to Lender and its counsel.

15. Condition Subsequent. This Amendment shall become automatically void and of no force and effect if on or prior to July 1, 1999 Lender shall not have received a certificate from the Secretary or an Assistant Secretary of each member of the Inmark Group, dated the Closing Date, certifying (as applicable) that or as to (i) attached to each such certificate is a true, complete and correct copy of the resolutions of the Board of Directors of such member of the Inmark Group authorizing among other things the execution, delivery and performance of this Amendment and (ii) such resolutions have not been amended, modified,


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revoked or  rescinded  since the dates on which they were  adopted and (iii) the incumbency and signature of each officer signing this Amendment and any other certificate or other document to be delivered pursuant hereto (and another officer of such member of the Inmark Group shall certify as to the incumbency of such Secretary or Assistant Secretary).

16. Counterparts. This Amendment may be executed in several counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute one agreement.

17. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

18. Effect of Amendment. From and after the effectiveness hereof, all references to the Agreement, the Security Agreement, the Pledge Agreement in the other Loan Documents shall mean the Agreement, the Security Agreement, the Pledge Agreement, respectively, as amended and modified by this Amendment.

19. Ratification; Effect of Waivers. Except as amended and otherwise modified by this Amendment, the Agreement, the Security Agreement, the Pledge Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. Except as expressly described above, the Waivers shall not constitute (i) a modification or an alteration of the terms, conditions or covenants of the Agreement, the Security Agreement, the Pledge
Agreement or any other Loan Document or (ii) a waiver, release or limitation upon the Lender's exercise of any of its rights and remedies thereunder, which are hereby expressly reserved. The Waivers shall not relieve or release any member of the Inmark Group or any guarantor in any way from any of its respective duties, obligations, covenants or agreements under the Agreement, the Security Agreement, the Pledge Agreement or the other Loan Documents or from the consequence of any Event of Default thereunder, except as expressly described above. The Waivers shall not obligate the Lender, or be construed to require the Lender, to waive any other Events of Default or defaults, whether now existing or which may occur after the date of this Amendment.


                            [signature page follows]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


               PNC BANK NATIONAL ASSOCIATION

               By: /s/ Charles W. Jones
                   --------------------
               Name/Title: Charles W. Jones
                           Vice President



               INMARK ENTERPRISES, INC.

               By: /s/ Donald A. Bernard
                   ---------------------
               Name/Title: Donald A. Bernard
                           Executive Vice President


               U.S. CONCEPTS, INC.
               (a Delaware corporation)

               By: /s/ Donald A. Bernard
                   ---------------------
               Name/Title: Donald A. Bernard
                           Executive Vice President


               INMARK SERVICES, INC.

               By: /s/ Donald A. Bernard
                   ---------------------
               Name/Title: Donald A. Bernard
                           Executive Vice President


               OPTIMUM GROUP, INC.

               By: /s/ Donald A. Bernard
                   ---------------------
               Name/Title: Donald A. Bernard
                           Executive Vice President


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